EXHIBIT 99.1

Upexi to Host Fiscal 2024 Second Quarter Financial Results

Conference Call on February 14th at 4:30 PM ET

TAMPA, FL, February 12, 2024 (ACCESSWIRE) –Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced it will host a conference call on Wednesday, February 14, 2024 at 4:30 p.m. ET, to discuss its financial results for the fiscal 2024 second quarter and provide a business update.

Financial Results Conference Call

Event:	Fiscal 2024 Second Quarter Financial Results Conference Call

Date:	Wednesday, February 14, 2024

Time:	4:30 p.m. Eastern Time

Live Call:	1-877-407-9716 (U.S. Toll Free) or 1-201-493-6779 (International)

Webcast:	https://ir.upexi.com/news-events/ir-calendar

For those unable to join the conference call, a dial-in replay of the call will be available until February 28, 2024 and can be accessed by dialing + 1-844-512-2921 (U.S. Toll Free) or + 1-412-317-6671 (International) and entering replay pin number: 13744405. Additional details are available under the Investor Relations section of the Company's website: https://upexi.com/investors.

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254

Media Contact

Amanda York

amanda@upexi.com